Exhibit 99.1

Fortune Brands Reports Strong Sales and EPS Growth in Q4 and Full Year 2019; Provides 2020 Annual Outlook for Continued Growth

Highlights from continuing operations:

  Q4 2019 sales increased 4 percent year-over-year to $1.5 billion with EPS of $0.74, an increase of 23 percent; EPS before charges / gains increased 16 percent to $1.00
  Full-year 2019 sales increased 5 percent to approximately $5.8 billion, 6 percent excluding FX, with EPS of $3.06, an increase of 15 percent; EPS before charges / gains increased 8 percent to $3.60
  Company expects full-year 2020 EPS before charges / gains to grow to $3.83 - $4.03 on sales growth of 5 percent to 6 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--January 29, 2020--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced fourth quarter and year end 2019 results.

“Our strong results during the fourth quarter reflect our team’s ability to execute well in a housing market with modest growth and tariff challenges,” said Nicholas Fink, chief executive officer, Fortune Brands. “Our Plumbing business continues to outperform its market with exciting consumer-driven innovation and category expansion. The momentum we have in the value price point segment of our Cabinets business is proof our accelerated pivot plans are working. Distribution gains in composite decking products should provide a tailwind for our Doors & Security division during 2020 and beyond. As we look into the next year, we have multiple growth initiatives to pursue in a strengthening market, and we are keenly focused on capturing those opportunities.”

Fourth Quarter 2019

For the fourth quarter of 2019, sales were $1.5 billion, an increase of 4 percent over the fourth quarter of 2018. Earnings per share were $0.74, compared to $0.60 in the prior-year quarter. EPS before charges / gains were $1.00, compared to $0.86 the same quarter last year. Operating income was $192.5 million, compared to $140.1 million in the prior-year quarter. Operating income before charges / gains was $206.8 million, compared to $180.6 million the same quarter last year, up 15 percent.

For each segment in the fourth quarter of 2019, compared to the prior-year quarter:

  Plumbing sales increased 12 percent led by outperformance in China and the U.S. Operating margin before charges / gains continued at leading 21.7 percent margins.
  Cabinet sales decreased 5 percent versus the prior year but were roughly flat excluding the 53rd week in 2018. In the U.S., growth in value priced cabinets was offset by softness in more premium products. Operating margin before charges / gains was 10.1 percent.
  Doors & Security sales increased 8 percent, driven by continued, strong double-digit sales growth of composite decking and solid operating performance in security products versus the comparable quarter last year. Operating margin before charges / gains was 14.9 percent, which was up over 600 basis points versus the fourth quarter of 2018.

Full Year 2019

For the full year 2019, sales were nearly $5.8 billion, an increase of 5 percent over 2018, 6 percent excluding FX. Earnings per share were $3.06 compared to $2.66 in the prior year, and EPS before charges / gains were $3.60 versus $3.34 last year, an increase of 8 percent.

“We have executed in a year that was more challenging than anticipated. Balance sheet strength from our continued strong free cash flow profile has enabled us to further delever, and we now enter 2020 at 2x net debt to EBITDA, before charges / gains,” stated Patrick Hallinan, chief financial officer, Fortune Brands. “We will continue to be focused on driving shareholder value through M&A, strategic partnerships, opportunistic share repurchases and maintaining a healthy dividend.”

Annual Outlook for 2020

The Company expects full-year 2020 sales growth in the range of 5 percent to 6 percent, based on our assumption of a total global market expanding by 3 percent to 5 percent, including growth in the U.S. home products market of approximately 4 percent to 6 percent.

The Company expects EPS before charges / gains to be in the range of $3.83 to $4.03.

For 2020, the Company expects to generate free cash flow of $565 to $585 million.

“Our teams delivered sales and profit growth despite continued market and tariff headwinds,” said Fink. “We believe there will be a better home products market in 2020. We have put in place a prudent plan to generate solid EPS growth in 2020 and could have upside to that plan should U.S. new construction growth exceed expectations, or we generate meaningful additional share gains from the current effects of anti-dumping and countervailing duties on Chinese cabinet imports.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company's operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Riobel, Perrin & Rowe, Shaws, Victoria + Albert and Rohl under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com. To learn more about how Fortune Brands is embracing and accelerating its environmental, social and governance duties, please visit the Company's ESG section and report at www.FBHS.com/global-citizenship.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, potential of the anti-dumping and countervailing duty case, future financial performance, the potential of our brands and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “positioned,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, sales excluding the impact of foreign exchange, operating income before charges / gains, organic sales, operating margin before charges / gains, net debt to EBITDA and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019	2018	% Change		2019	2018	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$590.8	$624.8	(5)	Cabinets	$2,388.5	$2,418.6	(1)
Plumbing	548.4	488.4	12	Plumbing	2,027.2	1,883.3	8
Doors & Security	331.3	307.5	8	Doors & Security	1,348.9	1,183.2	14
Total Net Sales	$1,470.5	$1,420.7	4	Total Net Sales	$5,764.6	$5,485.1	5

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended December 31,				Three Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2019	2018	% Change	Operating Income (loss)	2019	2018	% Change
Cabinets	$59.8	$62.3	(4)	Cabinets	$44.3	$21.3	108
Plumbing	118.8	108.8	9	Plumbing	119.7	102.2	17
Doors & Security	49.5	26.8	85	Doors & Security	49.8	33.9	47
Corporate Expenses	(21.3)	(17.3)	(23)	Corporate Expenses	(21.3)	(17.3)	(23)

Total Operating Income Before Charges/Gains	$206.8	$180.6	15	Total Operating Income (GAAP)	$192.5	$140.1	37

Earnings Per Share Before Charges/Gains (b)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$1.00	$0.86	16	Diluted EPS - Continuing Operations	$0.74	$0.60	23

EBITDA Before Charges/Gains (c)	$247.6	$226.0	10	Income from Continuing Operations, net of tax	$104.0	$85.3	22

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2019	2018	% Change	Operating Income (loss)	2019	2018	% Change
Cabinets	$230.5	$232.3	(1)	Cabinets	$178.3	$143.5	24
Plumbing	435.8	396.0	10	Plumbing	427.6	375.3	14
Doors & Security	177.4	155.3	14	Doors & Security	172.3	155.6	11
Corporate Expenses	(79.7)	(78.9)	(1)	Corporate Expenses	(79.7)	(79.2)	(1)

Total Operating Income Before Charges/Gains	$764.0	$704.7	8	Total Operating Income (GAAP)	$698.5	$595.2	17

Earnings Per Share Before Charges/Gains (b)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$3.60	$3.34	8	Diluted EPS - Continuing Operations	$3.06	$2.66	15

EBITDA Before Charges/Gains (c)	$919.9	$868.3	6	Income from Continuing Operations, net of tax	$431.3	$390.0	11

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2019	2018

Assets
Current assets
Cash and cash equivalents	$387.9	$262.9
Accounts receivable, net	624.8	571.7
Inventories	718.6	678.9
Other current assets	166.9	172.6
Total current assets	1,898.2	1,686.1

Property, plant and equipment, net	824.2	813.4
Goodwill	2,090.2	2,080.3
Other intangible assets, net of accumulated amortization	1,168.9	1,246.8
Other assets	309.8	138.0
Total assets	$6,291.3	$5,964.6

Liabilities and Equity
Current liabilities
Short-term debt	$399.7	$525.0
Accounts payable	460.0	459.0
Other current liabilities	549.6	508.1
Total current liabilities	1,409.3	1,492.1

Long-term debt	1,784.6	1,809.0
Deferred income taxes	157.2	162.6
Other non-current liabilities	512.4	320.9
Total liabilities	3,863.5	3,784.6

Stockholders' equity	2,426.6	2,178.2
Noncontrolling interests	1.2	1.8
Total equity	2,427.8	2,180.0
Total liabilities and equity	$6,291.3	$5,964.6

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2019	2018
Operating Activities
Net income	$431.3	$389.8
Depreciation and amortization	152.7	149.6
Recognition of actuarial losses	34.1	3.8
Non-cash lease expense	35.9	-
Deferred taxes	(7.5)	2.8
Asset impairment charges	43.2	62.6
Other noncash items	33.5	39.6
Changes in assets and liabilities, net	(86.0)	(44.2)
Net cash provided by operating activities	$637.2	$604.0

Investing Activities
Capital expenditures	$(131.8)	$(150.1)
Proceeds from the sale of assets	4.2	6.1
Cost of acquisitions, net of cash	-	(465.6)
Other investing activities, net	-	(24.7)
Net cash used in investing activities	$(127.6)	$(634.3)

Financing Activities
(Decrease)/Increase in debt, net	$(150.7)	$826.2
Proceeds from the exercise of stock options	17.3	4.9
Treasury stock purchases	(100.0)	(694.6)
Dividends to stockholders	(123.0)	(115.2)
All other	(33.3)	(28.1)
Net cash used in financing activities	$(389.7)	$(6.8)

Effect of foreign exchange rate changes on cash	4.3	(15.2)

Net increase in cash and cash equivalents	$124.2	$(52.3)
Cash, cash equivalents and restricted cash* at beginning of period	270.7	323.0
Cash, cash equivalents and restricted cash* at end of period	$394.9	$270.7

FREE CASH FLOW	Twelve Months Ended December 31,		2020 Full Year
	2019	2018	Approximation

Free Cash Flow**	$526.9	$464.9	$ 565.0 - 585.0
Add:
Capital expenditures	131.8	150.1	160.0 - 175.0
Less:
Proceeds from the sale of assets	4.2	6.1	-
Proceeds from the exercise of stock options	17.3	4.9	14.0
Cash Flow From Operations (GAAP)	$637.2	$604.0	$ 711.0 - 746.0

*Restricted cash of $7.0 million is included in other assets as of December 31, 2019 within our Condensed Consolidated Balance Sheet. There was $7.8 million of restricted cash as of December 31, 2018.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change

Net Sales	$1,470.5	$1,420.7	4	$5,764.6	$5,485.1	5

Cost of products sold	938.7	918.9	2	3,712.2	3,525.7	5

Selling, general
and administrative expenses	312.4	308.6	1	1,256.3	1,241.4	1

Amortization of intangible assets	11.4	10.8	6	41.4	36.1	15

Asset impairment charges	12.0	35.5	(66)	41.5	62.6	(34)

Restructuring charges	3.5	6.8	(49)	14.7	24.1	(39)

Operating Income	192.5	140.1	37	698.5	595.2	17

Interest expense	22.4	23.4	(4)	94.2	74.5	26

Other expense / (income), net	31.2	(0.5)	6,340	29.0	(16.3)	278

Income from continuing operations before income taxes	138.9	117.2	19	575.3	537.0	7

Income taxes	34.9	31.9	9	144.0	147.0	(2)

Income from continuing operations, net of tax	$104.0	$85.3	22	$431.3	$390.0	11

Loss from discontinued operations, net of tax	-	-	-	-	(0.2)	100

Net income	$104.0	$85.3	22	$431.3	$389.8	11

Less: Noncontrolling interests	(0.1)	0.1	(200)	(0.6)	0.2	(400)

Net income attributable to
Fortune Brands Home & Security	$104.1	$85.2	22	$431.9	$389.6	11

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.74	$0.60	23	$3.06	$2.66	15

Diluted Average Shares Outstanding	141.1	142.6	(1)	141.3	146.4	(3)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended December 31, 2019, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interests calculated on a diluted per-share basis excluding $2.3 million ($1.5 million after tax or $0.02 per diluted share) of restructuring and other charges, the impact from actuarial losses associated with our defined benefit plans of $32.0 million ($24.2 million after tax or $0.17 per diluted share), an asset impairment charge of $12.0 million ($8.9 million after tax or $0.06 per diluted share) and a net tax charge of $1.9 million ($0.01 per diluted share).

For the twelve months ended December 31, 2019, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interests calculated on a diluted per-share basis excluding $24.0 million ($18.1 million after tax or $0.13 per diluted share) of restructuring and other charges, intangible asset impairment charges of $41.5 million ($31.4 million after tax or $0.22 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $34.1 million ($25.8 million after tax or $0.18 per diluted share) and a net tax charge of $1.3 million ($0.01 per diluted share).

For the three months ended December 31, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interests calculated on a diluted per-share basis excluding $11.8 million ($9.1 million after tax or $0.06 per diluted share) of restructuring and other charges, asset impairment charges of $35.5 million ($27.1 million after tax or $0.19 per diluted share), a benefit from an inventory costing change of $7.3 million ($5.5 million after tax or $0.04 per diluted share), a net charge related to an update to the estimated impact of the Tax Cuts and Jobs Act of 2017 of $4.0 million ($0.03 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $3.6 million ($2.7 million after tax or $0.02 per diluted share).

For the twelve months ended December 31, 2018, diluted EPS before charges/gains is net income from continuing operations, net of tax less noncontrolling interests calculated on a diluted per-share basis excluding $54.2 million ($43.4 million after tax or $0.30 per diluted share) of restructuring and other charges, asset impairment charges of $62.6 million ($50.8 million after tax or $0.35 per diluted share), a benefit from an inventory costing change of $7.3 million ($5.5 million after tax or $0.04 per diluted share), a net charge related to an update to the estimated impact from the Tax Cuts and Jobs Act of 2017 ($7.2 million or $0.05 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $3.9 million ($2.9 million after tax or $0.02 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (b)	$1.00	$0.86	16	$3.60	$3.34	8

Restructuring and other charges	(0.02)	(0.06)	67	(0.13)	(0.30)	57
Asset impairment charges (d)	(0.06)	(0.19)	68	(0.22)	(0.35)	37
Change in inventory costing method (e)	-	0.04	(100)	-	0.04	(100)
Defined benefit plan actuarial losses	(0.17)	(0.02)	(750)	(0.18)	(0.02)	(800)
Tax items	(0.01)	(0.03)	67	(0.01)	(0.05)	80

Diluted EPS - Continuing Operations	$0.74	$0.60	23	$3.06	$2.66	15

RECONCILIATION OF FULL YEAR 2020 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.83 to $4.03 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $3.71 to $3.91 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2020.

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$247.6	$226.0	10	$919.9	$868.3	6

Depreciation*	$(28.6)	$(31.0)	8	$(109.4)	$(107.3)	(2)
Amortization of intangible assets	(11.4)	(10.8)	(6)	(41.4)	(36.1)	(15)
Restructuring and other charges	(2.3)	(11.8)	81	(24.0)	(54.2)	56
Interest expense	(22.4)	(23.4)	4	(94.2)	(74.5)	(26)
Asset impairments (d)	(12.0)	(35.5)	66	(41.5)	(62.6)	34
Change in inventory costing method (e)	-	7.3	(100)	-	7.3	(100)
Defined benefit plan actuarial losses	(32.0)	(3.6)	(789)	(34.1)	(3.9)	(774)
Income taxes	(34.9)	(31.9)	(9)	(144.0)	(147.0)	2

Income from continuing operations, net of tax	$104.0	$85.3	22	$431.3	$390.0	11

* Depreciation excludes accelerated depreciation expense of ($1.9) million and ($6.2) million for the twelve months ended December 31, 2019 and 2018, respectively. In addition, the Company excluded a benefit related to the reversal of previously recorded accelerated depreciation related to a plant closure of $1.1 million for the three months ended December 31, 2018. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2019
Short-term debt **			399.7
Long-term debt **			1,784.6
Total debt			2,184.3
Less:
Cash and cash equivalents **			387.9
Net debt (1)			1,796.4
For the twelve months ended December 31, 2019
EBITDA before charges/gains (2) (c)			919.9

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.0

** Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2019.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Defined benefit plan actuarial losses
		Restructuring		Asset	Change in		Before
	GAAP	and other		impairments	inventory	Tax Items (2)	Charges/Gains
	(unaudited)	charges (3)			costing method		(Non-GAAP)

2019	FOURTH QUARTER

Net Sales	$1,470.5	-	-	-	-	-

Cost of products sold	938.7	1.2	-	-	-	-
Selling, general & administrative expenses	312.4	-	-	-	-	-
Amortization of intangible assets	11.4	-	-	-	-	-
Asset impairment charge	12.0	-	-	(12.0)	-	-
Restructuring charges	3.5	(3.5)	-	-	-	-

Operating Income	192.5	2.3	-	12.0	-	-	206.8

Interest expense	22.4	-	-	-	-	-
Other expense, net	31.2	-	(32.0)	-	-	-
Income from continuing operations before income taxes	138.9	2.3	32.0	12.0	-	-	185.2

Income taxes	34.9	0.7	7.8	3.1	-	(1.9)

Income from continuing operations, net of tax	$104.0	1.6	24.2	8.9	-	1.9	$140.6

Income from discontinued operations, net of tax	-	-	-	-	-	-

Net Income	104.0	-	-	-	-	-

Less: Noncontrolling interests (1)	(0.1)	0.1	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$104.1	1.5	24.2	8.9	-	1.9	$140.6

Income from continuing operations, net of tax
less noncontrolling interests	$104.1	1.5	24.2	8.9	-	1.9	$140.6

Diluted Average Shares Outstanding	141.1						141.1

Diluted EPS - Continuing Operations	0.74						1.00

2018

Net Sales	$1,420.7	-	-	-	-	-

Cost of products sold	918.9	(4.6)	-	-	7.3	-
Selling, general & administrative expenses	308.6	(0.9)	-	-	-	-
Amortization of intangible assets	10.8	-	-	-	-	-
Asset impairment charge	35.5	-	-	(35.5)	-	-
Restructuring charges	6.8	(6.8)	-	-	-	-

Operating Income	140.1	12.3	-	35.5	(7.3)	-	180.6

Interest expense	23.4	-	-	-	-	-
Other income, net	(0.5)	0.5	(3.6)	-	-	-
Income from continuing operations before income taxes	117.2	11.8	3.6	35.5	(7.3)	-	160.8

Income taxes	31.9	2.7	0.9	8.4	(1.8)	(4.0)

Income from continuing operations, net of tax	$85.3	9.1	2.7	27.1	(5.5)	4.0	$122.7

Loss from discontinued operations, net of tax	-	-	-	-	-	-

Net Income	85.3	-	-	-	-	-

Less: Noncontrolling interests	0.1	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$85.2	9.1	2.7	27.1	(5.5)	4.0	$122.6

Income from continuing operations, net of tax
less noncontrolling interests	$85.2	9.1	2.7	27.1	(5.5)	4.0	$122.6

Diluted Average Shares Outstanding	142.6						142.6

Diluted EPS - Continuing Operations	0.60						0.86
(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the three months ended December 31, 2019 represent foreign exchange movement related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods and a gain related to a corporate restructuring. Tax items for the three months ended December 31, 2018 represent an update to the estimated impact of the Tax Act.
(3) Other charges for the three months ended December 31, 2018 include acquisition-related expense reimbursement of ($0.5) million classified in other income, net.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Defined benefit plan actuarial losses
		Restructuring		Asset	Change in		Before
	GAAP	and other		impairments	inventory	Tax Items (2)	Charges/Gains
	(unaudited)	charges			costing method		(Non-GAAP)

2019	YEAR TO DATE

Net Sales	$5,764.6	-	-	-	-	-

Cost of products sold	3,712.2	(5.9)	-	-	-	-
Selling, general & administrative expenses	1,256.3	(3.4)	-	-	-	-
Amortization of intangible assets	41.4	-	-	-	-	-
Asset impairment charges	41.5	-	-	(41.5)	-	-
Restructuring charges	14.7	(14.7)	-	-	-	-

Operating Income	698.5	24.0	-	41.5	-	-	764.0

Interest expense	94.2	-	-	-	-	-
Other expense, net	29.0	-	(34.1)	-	-	-
Income from continuing operations before income taxes	575.3	24.0	34.1	41.5	-	-	674.9

Income taxes	144.0	5.4	8.3	10.1	-	(1.3)

Income from continuing operations, net of tax	$431.3	18.6	25.8	31.4	-	1.3	$508.4

Income from discontinued operations, net of tax	-	-	-	-	-	-

Net Income	431.3	-	-	-	-	-

Less: Noncontrolling interests (1)	(0.6)	0.5	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$431.9	18.1	25.8	31.4	-	1.3	$508.5

Income from continuing operations, net of tax
less noncontrolling interests	$431.9	18.1	25.8	31.4	-	1.3	$508.5

Diluted Average Shares Outstanding	141.3						141.3

Diluted EPS - Continuing Operations	3.06						3.60

2018

Net Sales	$5,485.1	-	-	-	-	-

Cost of products sold	3,525.7	(22.4)	-	-	7.3	-
Selling, general & administrative expenses	1,241.4	(7.7)	-	-	-	-
Amortization of intangible assets	36.1	-	-	-	-	-
Asset impairment charge	62.6	-	-	(62.6)	-	-
Restructuring charges	24.1	(24.1)	-	-	-	-

Operating Income	595.2	54.2	-	62.6	(7.3)	-	704.7

Interest expense	74.5	-	-	-	-	-
Other income, net	(16.3)	-	(3.9)	-	-	-
Income from continuing operations before income taxes	537.0	54.2	3.9	62.6	(7.3)	-	650.4

Income taxes	147.0	10.8	1.0	11.8	(1.8)	(7.2)

Income from continuing operations, net of tax	$390.0	43.4	2.9	50.8	(5.5)	7.2	$488.8

Loss from discontinued operations, net of tax	(0.2)	-	-	-	-	-

Net Income	389.8	-	-	-	-	-

Less: Noncontrolling interests	0.2	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$389.6	43.4	2.9	50.8	(5.5)	7.2	$488.4

Income from continuing operations, net of tax
less noncontrolling interests	$389.8	43.4	2.9	50.8	(5.5)	7.2	$488.6

Diluted Average Shares Outstanding	146.4						146.4

Diluted EPS - Continuing Operations	2.66						3.34
(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations.
(2) Tax items for the twelve months ended December 31, 2019 represent foreign exchange movement related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods and a gain related to a corporate restructuring. Tax items for the twelve months ended December 31, 2018 principally represent an update to the estimated impact of the Tax Act.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Net Sales (GAAP)
Cabinets	$590.8	$624.8	(5)	$2,388.5	$2,418.6	(1)
Plumbing	548.4	488.4	12	2,027.2	1,883.3	8
Doors & Security	331.3	307.5	8	1,348.9	1,183.2	14
Total Net Sales	$1,470.5	$1,420.7	4	$5,764.6	$5,485.1	5

Operating Income (loss)
Cabinets	$44.3	$21.3	108	$178.3	$143.5	24
Plumbing	119.7	102.2	17	427.6	375.3	14
Doors & Security	49.8	33.9	47	172.3	155.6	11
Corporate expenses	(21.3)	(17.3)	(23)	(79.7)	(79.2)	(1)

Total Operating Income (GAAP)	$192.5	$140.1	37	$698.5	$595.2	17

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$59.8	$62.3	(4)	$230.5	$232.3	(1)
Plumbing	118.8	108.8	9	435.8	396.0	10
Doors & Security	49.5	26.8	85	177.4	155.3	14
Corporate expenses	(21.3)	(17.3)	(23)	(79.7)	(78.9)	(1)

Total Operating Income Before Charges/Gains (a)	206.8	180.6	15	764.0	704.7	8
Restructuring and other charges (1) (2)	(2.3)	(12.3)	81	(24.0)	(54.2)	56
Asset impairment charges (d)	(12.0)	(35.5)	66	(41.5)	(62.6)	34
Change in inventory costing method (e)	-	7.3	(100)	-	7.3	(100)
Total Operating Income (GAAP)	$192.5	$140.1	37	$698.5	$595.2	17

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, impairments related to previously closed facilities and the losses on the sale of closed facilities. In total, the Company recognized a credit of ($1.2) million in the three months ended December 31, 2019 related to the reversal of previously recorded inventory obsolescence provisions and inventory obsolescence provision expense of $7.5 million for the twelve months ended December 31, 2019, and $0.3 million and $11.3 million for the three and twelve months ended December 31, 2018, respectively, associated with these initiatives.

In our Doors & Security segment, other charges also includes an acquisition-related inventory step-up expense (Fiberon) classified in cost of products sold of $1.8 million for the twelve months ended December 31, 2019 and $3.9 million and $4.9 million for the three and twelve months ended December 31, 2018, respectively. In our Plumbing segment, other charges also includes an acquisition-related inventory step-up expense (Victoria + Albert) classified in cost of products sold of $0.5 million and $5.5 million for the three and twelve months ended December 31, 2018, respectively, and compensation expense classified in selling, general and administrative expense of $0.8 million and $8.1 million for the three and twelve months ended December 31, 2018, respectively, related to deferred purchase price consideration payable to certain former Victoria + Albert shareholders contingent on their employment through October 2018. In Corporate, other charges also includes $0.3 million of expense associated with our assessment of the impact on the Company from the Tax Cuts and Jobs Act of 2017, for the twelve months ended December 31, 2018.

(a) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended December 31,
	2019	2018	Change

CABINETS
Before Charges/Gains Operating Margin	10.1%	10.0%	10 bps
Restructuring & Other Charges	(0.6%)	(0.9%)
Asset Impairment Charges	(2.0%)	(5.7%)
Operating Margin	7.5%	3.4%	410 bps

PLUMBING
Before Charges/Gains Operating Margin	21.7%	22.3%	(60) bps
Restructuring & Other Charges	0.1%	(0.6%)
Change in inventory costing method (e)	-	(0.8%)
Operating Margin	21.8%	20.9%	90 bps

DOORS & SECURITY
Before Charges/Gains Operating Margin	14.9%	8.7%	620 bps
Restructuring & Other Charges	0.1%	(1.3%)
Change in inventory costing method (e)	-	3.6%
Operating Margin	15.0%	11.0%	400 bps

Total Company
Before Charges/Gains Operating Margin	14.1%	12.7%	140 bps
Restructuring & Other Charges	(0.2%)	(0.9%)
Asset Impairment Charges	(0.8%)	(2.4%)
Change in inventory costing method (e)	-	0.5%
Operating Margin	13.1%	9.9%	320 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges, asset impairments and a change in inventory costing method, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN TOTAL COMPANY NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Twelve months ended December 31, 2019
% change

TOTAL COMPANY
Percentage change in Total Company Net Sales excluding FX impact	6%
FX impact	(1%)
Percentage change in Total Company Net Sales (GAAP)	5%

Total Company net sales excluding FX impact is consolidated total Company net sales derived in accordance with GAAP excluding the impact of year-over-year FX changes on net sales. Management uses this measure to evaluate the overall performance of the total Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN CABINETS NET SALES EXCLUDING 53rd WEEK IN FISCAL 2018 NET SALES TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three months ended December 31, 2019
% change

CABINETS
Percentage change in Net Sales excluding 53rd Week	3%
Impact of 53rd Week	(8%)
Percentage change in Net Sales (GAAP)	(5%)

Twelve months ended December 31, 2019
% change

CABINETS
Percentage change in Net Sales excluding 53rd Week	(1%)
Impact of 53rd Week	(0%)
Percentage change in Net Sales (GAAP)	(1%)

Cabinets net sales excluding the 53rd week in fiscal 2018 is consolidated Cabinets net sales derived in accordance with GAAP for 2018 excluding the impact of the 53rd week on 2018 reported net sales. Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, asset impairment charges and a benefit from an inventory costing change. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges, a change in inventory costing method, actuarial losses associated with our defined benefit plans and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, depreciation, asset impairments, a benefit from an inventory costing change, losses with our defined benefit plans, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the three and twelve months ended December 31, 2019 represent a pre-tax impairment charge of $12.0 million and $29.5 million, respectively, related to indefinite-lived tradenames in our Cabinets segment. It also includes a $1.7 million fair value asset impairment expense classified in cost of products sold, for the twelve months ended December 31, 2019 associated with an idle manufacturing facility in our Doors & Security segment. Asset impairment charges for the three and twelve months ended December 31, 2018 represent pre-tax impairment charges of $35.5 million and $62.6 million, respectively, related to two indefinite-lived tradenames within our Cabinets segment.

(e) During the fourth quarter of 2018, we determined that it was preferable to change our accounting policy for product groups in which metals inventory comprise a significant portion of inventories from last-in, first-out ("LIFO") to first-in, first-out ("FIFO"). As a result, we recorded a pre-tax benefit of $7.3 million within cost of products sold during the three months ended December 31, 2018.

Contacts

INVESTOR and MEDIA CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@fbhs.com